Exhibit 99.1

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance and business of CNB Financial Corporation. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to: (i) changes in general business, industry or economic conditions or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (vii) changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) continued relationships with major customers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products or demand for financial services; (xvi) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices; and (xvii) our success at managing the foregoing items. Such developments could have an adverse impact on our financial position and our results of operations. The forward-looking statements are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. 2

CNB Financial Overview CNB Financial (“CNB”), the parent financial holding company of CNB Bank, is a full-service, regional independent community bank, headquartered in Clearfield, PA, providing services, including wealth and asset management, to individuals, businesses, governments, and institutional customers Key Financials at June 30, 2016: Assets: $2.3 billion Loans: $1.6 billion Deposits: $1.9 billion Full-service branches Loan production offices NASDAQ: “CCNE” Network of 40 branches through principal subsidiary, CNB Bank: 21 CNB Bank full-service branches in North Central Pennsylvania 8 full-service branches through ERIEBANK, a division of CNB Bank, headquartered in Erie, PA 9 full-service branches through FCBank, a division of CNB Bank, headquartered in Dublin, OH 2 full-service branches through recent acquisition of Lake National Bank in Mentor, OH, which operate under the ERIEBANK division Loan production offices in Hollidaysburg, PA and Ashtabula, OH Holiday Financial Services Corporation is a consumer discount loan company with 12 offices 3 Source: SNL Financial and company data. Information and data as of June 30, 2016

CNB’s Experienced Management Team Years at Years in Executive Title CCNE Industry Joseph B. Bower Jr. President & Chief Executive Officer 19 23 Richard L. Greslick Jr. SEVP / Chief Operating Officer & Secretary 18 18 Joseph E. Dell Jr. EVP / Chief Lending Officer 3 32 Mark D. Breakey SEVP / Chief Credit Officer 25 31 Brian W. Wingard EVP / Chief Financial Officer & Treasurer 8 8 Leanne D. Kassab EVP / Marketing 20 22 Mary Ann Conaway EVP / Human Resources 34 34 David J. Zimmer President of ERIEBANK 11 32 J. Andrew Dale President of FCBank 3 29 4

CNB’s Vision and Five Pillars of Success Look for a way to say yes to your customers, co-workers and community, every time 1. Leadership in Local Communities – a differentiating factor is CNB’s level of investment and leadership in local communities; CNB Bank, ERIEBANK, and FCBank develop key community initiatives to incorporate into the annual budget with leadership and employee assignments. 2. Exceptional Customer Experience – in order to differentiate from the competition, CNB must provide consistently exceptional customer service from staff, which in turn will lead to positive customer experiences (CX) – an enterprise-wide CX plan will be implemented. 3. Employee Development – a critical component of workplace culture and employee satisfaction is the continued training and development of staff. 4. A Consistent Approach to Growth – CNB proactively evaluates targets for de novo and/or acquisition potential. This includes both geographical areas and financial institutions. CNB Bank will continue to operate as CNB Bank, ERIEBANK and FCBank; each market has a unique marketing and growth strategy with centralized operational support but led by local market Presidents. 5. A Solid Foundation of Technology – deeply entwined in every aspect of our service model is the need for current technology. Strategically, we need to be at, or ahead, of the competition in our delivery of products and functionality for our core business – commercial orientation to middle market businesses.

History of CNB Financial 1984: Forms 1865: County 2010: Joseph Bower CNB Financial National Bank 2005: 2006: Conversion becomes CEO after th Corporation 2015: 150 of Clearfield ERIEBANK is to a state banking retirement of William holding Anniversary established formed charter Falger company Celebration 1865 1934 1984 2005 2006 2008 2009 2010 2013 2015 2016 1934: Reorganizes 2005: Purchases assets of 2008-2009: Receives 2010: Capital 2013: through a stock Holiday Consumer approval to raise $21 raise of $34.5 Acquisition of Discount Company and million via TARP; CNB million FC Banc Corp. 2016: Acquisition of offering to existing forms Holiday Financial chooses not to headquartered Lake National Bank depositors Services Corporation participate in Bucyrus, Ohio headquartered in with $360 Mentor, Ohio with million in assets $153 million in assets 6

CNB’s Growth Model CNB’s strong growth, both organic and by M&A, has been a result of its business model which involves identifying the right market in which to operate based on market demographics that fit CNB’s lending expertise (small and mid sized commercial and industrial lending) and then finding the right local person with market experience to deliver the CNB product set and sophistication of services to grow organically in the market CNB built its ERIEBANK franchise de novo using this model to over $500 million in loans in ten years In Ohio, CNB entered the greater Columbus market through its acquisition of FCBank but has since executed this same strategy to grow organically in the FCBank market through new offices and additional lenders The same opportunity exists in the greater Cleveland market with CNB’s recent acquisition of Lake National Bank CNB has recently hired a local banker to oversee its entree into Buffalo, New York M&A is not a priority in CNB’s growth strategy; however, it will remain opportunistic and would consider transactions that would meet its financial criteria and also expand its presence into new markets that fit its business model (e.g. FCBank, Lake National); bring significant talent; and/or fill in existing markets

Strong and Profitable Growth Over Past Five Years CNB Financial Peer Median 5-Year 5-Year 2Q11 2Q16 CAGR 2Q16 CAGR Total Assets ($ millions) $1,491 $2,336 9.4% $2,125 7.1% Total Loans ($ millions) $813 $1,641 15.1% $1,656 9.0% Total Deposits ($ millions) $1,249 $1,891 8.6% $1,549 7.6% Total Equity ($ millions) $122 $211 11.5% $234 7.0% Tangible Book Value per Share $9.05 $12.57 6.8% $15.31 5.9% Core ROAA 1.04% 0.97% 0.91% Core ROAE 13.02% 10.67% 8.80% Net Interest Margin 3.57% 3.73% 3.37% Efficiency Ratio 54.59% 65.48% 62.89% Loans/ Deposits 65.79% 87.58% 96.93% TCE / TA 7.53% 7.88% 9.13% ADTV (52-week) 19,709 21,778 26,733 Market Cap ($ millions) $170.9 $269.4 $283.5 Institutional Ownership 29% 35% 44% Source: SNL Financial at of June 30 or most recent quarter for each respective year. Peers consisting of banks headquartered in the Northeast, as well as OH, WV, IN, and KY (states bordering CNB footprint), excluding metro markets, with total assets between $1 billion and $5 billion who are traded on a national exchange. See page 29 for 8 list of peers

Greater Concentration in More Metropolitan Markets (% of loan portfolio) 12/31/09 12/31/12 Erie 21% Erie 34% Clearfield 66% Clearfield 79% While still growing in its home market of Clearfield, CNB has 6/30/16* successfully expanded organically into Erie and more recently into Columbus through its acquisition of FCBank and into Cleveland Cleveland with its pending acquisition of Lake National Bank 7% Columbus Loans in the Clearfield market represent 45% of loans 19% outstanding at June 30, 2016 compared to nearly 80% at year- Clearfield end 2009 45% The Erie marketplace represents nearly 30% of loans outstanding at June 30, 2016 The Columbus and Cleveland markets represent 26% of loans Erie outstanding at June 30, 2016 29% 9 * Source: Company data. June 30, 2016 pro forma for the acquisition of Lake National Bank

Strong Organic Loan and Deposit Growth 0 0 Total Loans Strong organic loan and deposit growth 1,800,000 through the financial crisis and recession 5-Year CAGR: 1,600,000 Total 15.3% 1,400,000 Fundamental focus on originating loans in- Organic 11.6% 1,200,000 market and funding with local, low-cost core 1,000,000 deposits while maintaining asset quality 800,000 600,000 The Bank strives to be more customer-400,000 driven than its competitors and builds long-200,000 term customer relationships by being 0 reliable and competitively priced 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 0 CNB specializes in serving the small and 0 0 Total Deposits medium sized businesses that are 2,000,000 headquartered in its markets and competes 5-Year CAGR: 1,800,000 effectively against both the larger regional Total 8.6% 1,600,000 banks and smaller community banks for Organic 4.5% 1,400,000 clients that have borrowing needs of $1 1,200,000 1,000,000 million to $10 million 800,000 600,000 CNB maintains a local market presence with 400,000 local decision making and advisory boards all 200,000 supported by a centralized back office 0 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 headquartered in Clearfield 0 10

Ever Changing Competitive Landscape

2000

	Parent Company Name	Parent City	Parent State	Total Branches 2000	Total Deposits 2000 ($000)
1	First Commonwealth Financial Corp.	Indiana	PA	26	881,502
2	Northwest Bancshares Inc.	Warren	PA	20	551,492
3	AmeriServ Financial Inc.	Johnstown	PA	18	538,796
4	Promistar Financial Corp.	Johnstown	PA	27	505,263
5	**CNB Financial Corp.**	**Clearfield**	**PA**	**19**	**486,889**
6	S&T Bancorp Inc.	Indiana	PA	12	403,910
7	National City Corp.	Cleveland	OH	9	351,228
8	Keystone Financial Inc.	Harrisburg	PA	12	345,931
9	Omega Financial Corp.	State College	PA	16	322,299
10	Mellon Financial Corp.	Pittsburgh	PA	7	292,690
11	PNC Financial Services Group Inc.	Pittsburgh	PA	9	249,565
12	1st Summit Bancorp of Johnstown Inc.	Johnstown	PA	9	174,558
13	Hamlin Bank & Trust Co.	Smethport	PA	7	172,527
14	Clearfield Bank & Trust Co.	Clearfield	PA	6	158,644
15	Mainline Bancorp Inc.	Ebensburg	PA	9	155,024
16	Penn Laurel Financial Corp	Curwensville	PA	6	120,847
17	Slovenian S&L of Franklin-Conemaugh	Conemaugh	PA	3	57,333
18	First National Bank of Port Allegany	Port Allegany	PA	2	52,224
19	Sovereign	Wyomissing	PA	3	44,025
20	Nittany Financial Corp.	State College	PA	2	41,341
21	Community First Bancorp Inc.	Reynoldsville	PA	2	37,867
22	PennCrest BANK	Altoona	PA	4	37,837
23	Reliance Savings Bank	Altoona	PA	2	36,387
24	Emclaire Financial Corp.	Emlenton	PA	3	29,480
25	Penns Woods Bancorp Inc.	Williamsport	PA	3	29,002

2015

	Parent Company Name	Parent City	Parent State	Total Branches 2015	Total Deposits 2015 ($000)
1	PNC Financial Services Group Inc.	Pittsburgh	PA	41	2,917,005
2	Northwest Bancshares Inc.	Warren	PA	59	2,659,399
3	S&T Bancorp Inc.	Indiana	PA	25	2,128,966
4	F.N.B. Corp.	Pittsburgh	PA	45	1,868,687
5	**CNB Financial Corp.**	**Clearfield**	**PA**	**29**	**1,517,873**
6	First Commonwealth Financial Corp.	Indiana	PA	27	1,205,778
7	Citizens & Northern Corp.	Wellsboro	PA	16	682,518
8	Marquette Savings Bank	Erie	PA	12	666,364
9	AmeriServ Financial Inc.	Johnstown	PA	11	663,478
10	1st Summit Bancorp of Johnstown Inc.	Johnstown	PA	11	638,351
11	BB&T Corp.	Winston-Salem	NC	7	426,350
12	Hamlin Bank & Trust Co.	Smethport	PA	7	360,968
13	KeyCorp	Cleveland	OH	8	352,943
14	InFirst Bancorp MHC	Indiana	PA	5	260,360
15	CBT Financial Corp.	Clearfield	PA	7	257,326
16	M&T Bank Corp.	Buffalo	NY	6	240,514
17	Community Bankers' Corp.	Indiana	PA	6	214,504
18	Emclaire Financial Corp.	Emlenton	PA	5	155,964
19	Penns Woods Bancorp Inc.	Williamsport	PA	4	152,584
20	Kish Bancorp Inc.	Belleville	PA	3	142,878
21	Somerset Trust Holding Co.	Somerset	PA	8	135,663
22	Fulton Financial Corp.	Lancaster	PA	2	108,731
23	PennCrest BANK	Altoona	PA	4	106,769
24	Slovenian S&L of Franklin-Conemaugh	Conemaugh	PA	4	94,393
25	Community First Bancorp Inc.	Reynoldsville	PA	3	80,062

CNB FINANCIAL CORPORATION

Source: SNL Financial based on deposit market share at June 30, 2000 and 2015. Aggregate deposit market share for those counties in Pennsylvania in which CNB had s presence.

11

Market Overview Erie is the 4th largest city in Pennsylvania. Erie’s vibrant business community is growing increasingly more diverse. The region’s strong manufacturing history has helped encourage recent growth in smaller-scale steel and plastics manufacturers, as well as healthcare, insurance, tourism and education industries. The Erie region’s largest employer, GE Transportation, maintains its world headquarters facility in Erie, Pennsylvania and employs approximately 5,300 individuals. Lord Corporation was founded in Erie, Pennsylvania and maintains major operations in the region. Diesel-electric locomotive building remains the largest manufacturer sector in Erie. More than 10% of American plastics are manufactured or completed in Erie-based plastics plants. Columbus’ diversified economy is balanced among the services, trade, government, and manufacturing sectors. In the Columbus Region, manufacturing is thriving with more than 1,700 manufacturers employing more than 85,000 people. Hundreds of thousands of goods roll off production lines every day—from automobile and fertilizer to beer and baby formula. Mentor is one of Northeast Ohio’s largest communities and the largest city in Lake County with a population of over 45,000. There are approximately 2,570 businesses located in Mentor and more than 34,000 employees working in a diverse range of businesses including major corporations, manufacturers, retailers, specialty shops and small businesses. Mentor, which serves as a retail hub for many of the eastern suburbs of Cleveland, ranks seventh in Ohio for total retail sales with approximately 600 stores and approximately 3.3 million square feet of prime retail space. Buffalo is the second largest city in the state of New York with a population of 1.13 million in the greater Buffalo region. Economic sectors include industrial, light manufacturing, high technology and service industries. In 2016, the U.S. Bureau of Economic Analysis valued the Buffalo area economy at $54.9 billion. 12 Source: eriepa.com; city-data.com; columbusregion.com; The City of Mentor; bea.gov

Market Overview

MSA	Number of Branches	Deposits in Market ($000)	Percent of Franchise (%)	Number of Businesses	Total Population 2016 (Actual)	Population Change 2010-2016 (%)	Projected Population Change 2016-2021 (%)	Median HH Income 2016 ($)	Projected HH Income Change 2016-2021 (%)
Johnstown, PA	1	50,451	2.53	5,617	135,462	(5.72)	(3.51)	43,095	6.02
Bradford, PA	3	112,045	5.61	1,765	42,185	(2.91)	(1.68)	44,330	7.10
DuBois, PA	10	432,261	21.66	3,401	80,910	(0.90)	(0.39)	42,721	7.75
State College, PA	1	85,953	4.31	5,431	160,586	4.28	3.01	55,909	14.34
Elk County, Pennsylvania	4	168,438	8.44	1,532	30,872	(3.36)	(2.00)	49,469	9.00
Jefferson County, Pennsylvania	1	49,179	2.46	2,030	44,378	(1.82)	(0.97)	43,175	4.42
Indiana, PA	1	3,934	0.20	3,114	87,200	(1.89)	(0.97)	47,094	10.16
Clearfield Market	21	902,261	45.21	22,890	581,593	(1.44)	(0.74)	45,502	8.26
Erie, PA	5	419,148	21.00	10,859	277,025	(1.26)	(0.71)	45,911	5.36
Warren, PA	1	58,338	2.92	1,724	40,322	(3.57)	(1.96)	46,758	8.53
Meadville, PA	2	138,126	6.92	3,697	86,750	(2.27)	(1.01)	46,963	11.06
Erie Market	8	615,612	30.84	16,280	404,097	(1.71)	(0.90)	46,227	6.94
Columbus, OH	4	157,337	7.88	67,869	2,030,140	6.74	4.27	58,106	9.56
Bucyrus, OH	2	121,094	6.07	1,574	42,091	(3.87)	(2.06)	42,247	5.40
Mount Vernon, OH	1	42,123	2.11	2,135	61,329	0.67	0.90	51,347	7.55
Holmes County, Ohio	1	6,455	0.32	1,662	44,422	4.85	3.19	50,550	11.70
Mansfield, OH	1	18,037	0.90	5,260	121,333	(2.52)	(1.09)	41,077	2.73
Columbus Market	9	345,046	17.28	78,500	2,299,315	1.76	1.34	50,684	7.54
Cleveland-Elyria, OH	2	132,618	6.65	77,026	2,061,058	(0.78)	(0.05)	52,262	12.04

CNB FINANCIAL CORPORATION

13

ERIEBANK, a division of CNB Bank, was created de novo in 2005 At June 30, 2016: Eight branches One loan production office in Ashtabula, Ohio $517 million in loans and loan growth of $53.7 million, or 11.6%, since June 30, 2015 $634 million in deposits and deposit growth of $18.3 million, or 3.0%, since June 30, 2015 14

Successful Expansion into Ohio The acquisition of FC Banc Corp. in 2013 expanded CNB’s geographic footprint into Central Ohio with meaningful size and scale – $400 million in total assets; $334 million in loans; and $357 million in deposits as of June 30, 2016 – Loan growth of $40.7 million, or 13.9%, since June 30, 2015 Opportunity to replicate CNB’s already successful ERIEBANK model in a market conducive to CNB’s business plan Significant opportunity for both organic and strategic growth going forward Addition of C&I lenders who will focus in the Columbus and Lancaster areas 15

Lake National Bank – Completed July 2016 Lake National Bank is a healthy, well performing institution in major metropolitan CNB Financial Corp. (38 branches) market with $155 million in assets at March Lake National Bank (2 branches) 31, 2016 Entering greater Cleveland area with a small acquisition allows for continued organic growth without needing new acquisitions (similar to our entry into Columbus) Cash consideration leverages regulatory capital without ownership dilution Accretive to earnings beginning first full year (2017); TBV dilution earned back inside 5 years Logical market extension of ERIEBANK franchise Demographically attractive market with significant organic growth potential; One of very few community banks in a market dominated by larger institutions; Mentor is known for its mid-sized commercial and industrial businesses, which is a core strength of CNB and a market it knows well Leadership team that remains with CNB post transaction Closed July 15, 2016

Building Infrastructure to Support Future Growth CNB has experienced significant growth, almost doubling its size since December 2009, assets have grown to $2.3 billion at June 30, 2016 from $1.2 billion at December 31, 2009 The rapid increase in assets through the growth in number of customers led management to analyze its infrastructure to determine how much it could continue to grow with the people and systems that it had As a result, CNB made numerous infrastructure, personnel, and other investments during 2015 and early 2016 to facilitate its continued growth: – A building project was completed which added approximately 15,000 square feet of space to our existing headquarters to better leverage our facilities, technology, and personnel. This new modern facility allows us to house our back-office staff to operate well into the foreseeable future; – CNB added 27 full-time equivalent staff, which included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel; – Upgraded its core processing system which involved some non-recurring costs in 2015 ($108 thousand) and 2016 ($1.6 million). With these investments, CNB now has the infrastructure in place to support its continued growth over the next several years

Customer Efficient, Cost Effective Retail Delivery CNB’s branch network has evolved to less traditional, more customer friendly branches providing customers with a one-on-one experience Branches are staffed with employees that can handle all of a customer’s needs from account openings to customer service CNB recently completed an upgrade of its core processing system, along with most of its other electronic offerings, including mobile and eBanking solutions to provide the most up to date services to its customers

Financial Information 19

Diversified Loan Portfolio 12/31/10 C&I Non-Owner 28% Occupied CRE 15% Owner- Occupied CRE Consumer & 10% Other 10% Construction 3% 1-4 Family 34% 6/30/16 Non-Owner Occupied CRE Owner- 17% C&I $791 million Occupied CRE 22% 6.43% yield 7% Multifamily Consumer & 6% Other 4% Construction 7% Farm 2% 1-4 Family 35% $1.7 billion 4.74% yield 20

Attractive Deposit Mix 12/31/10 6/30/16 CDs 31.8% CDs 9.9% MMDA & Non-interest Savings Non-MMDA & 76.7% interest Bearing Savings Bearing 12.1% 56.1% 13.4% $1.2 billion $1.9 billion 1.42% cost of deposits 0.51% cost of deposits 21

Available-for-Sale Investment Portfolio December 31, 2014 June 30, 2016 Municipals Municipals 26% 32% U.S. Gov’t U.S. Gov’t Wrapped U.S. Gov’t Agencies Resi/Multi- Agencies U.S. Gov’t 23% Family Mtgs 27% Wrapped 39% Resi/Multi-SBA SBA Family Mtgs 9% 9% 28% Other 0% Corporate Other Corporate 3% 1% 3% Total Portfolio $686 million Total Portfolio $521 million Tax Equivalent Book Yield 2.70% Tax Equivalent Book Yield 2.72% Effective Duration 3.6 years Effective Duration 3.1 years Price Change +300 bps (12.3%) Price Change +300 bps (9.9%)

Deposit Market Share

Market	Rank	# of Branches	CNB Deposits ($000)	CNB Deposit Market Share (%)	CNB Growth Year over Year (%)	CNB Growth 5-Year CAGR (%)	Total Deposits in Market ($000)	Market Growth Year over Year (%)	Market Growth 5-Year CAGR (%)
Clearfield, PA	1	10	432,261	33.11	(5.05)	1.29	1,305,584	(2.59)	(0.92)
Erie, PA	5	5	419,148	9.31	2.69	9.07	4,501,838	2.73	3.75
Elk, PA	2	4	168,438	24.65	0.75	9.74	683,274	(0.84)	0.85
Crawford, PA	5	2	138,126	10.87	1.25	27.32	1,270,126	(0.01)	2.54
Lake, OH	10	2	132,618	2.72	(0.88)	9.98	4,869,617	9.15	3.38
Franklin, OH	17	3	123,240	0.25	14.13	1.30	49,129,627	9.68	7.41
Crawford, OH	2	2	121,094	16.99	0.42	0.99	712,674	(0.68)	0.29
McKean, PA	3	3	112,045	13.77	(8.44)	5.02	813,498	(0.97)	1.76
Centre, PA	10	1	85,953	2.93	1.77	5.63	2,930,396	12.11	5.58
Warren, PA	4	1	58,338	6.64	(0.19)	5.99	878,094	12.74	(1.01)
Cambria, PA	10	1	50,451	1.78	(2.64)	3.55	2,828,786	1.91	1.14
Jefferson, PA	6	1	49,179	5.79	(2.82)	6.94	849,444	(4.10)	(0.90)
Knox, OH	6	1	42,123	4.99	12.74	3.20	843,859	11.49	4.45
Morrow, OH	4	1	34,097	16.57	9.58	2.09	205,798	2.56	0.09
Richland, OH	12	1	18,037	1.01	48.91	17.62	1,789,437	4.33	1.61
Holmes, OH	8	1	6,455	0.82	34.79	-	791,563	4.10	6.04
Indiana, PA	9	1	3,934	0.16	48.40	-	2,398,759	(2.08)	2.88
Total		*40*	*1,995,537*	*2.60*	*0.52*	*6.07*	*76,802,374*	*7.55*	*5.50*

Source: SNL Financial. Deposit market share as of June 30, 2015. Pro forma to include Lake National Bank

CNB FINANCIAL CORPORATION

23

Strong Profitability 0 0 0 Net Income 5-Year ROAA CAGR +14.4% 1.07 $23,074 1.00 1.00 0.99 $22,197 0.87 0.88 0.79 $17,136 $16,679 $15,104 $11,316 $9,084 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 0 0 0 0 0 Diluted EPS 5-Year ROAE CAGR +5.8% 12.76 $1.60 12.36 $1.54 12.17 11.62 11.38 11.23 $1.38 $1.29 $1.23 $1.06 8.68 $0.63 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 0 0 * Note 2013 full year net income includes one-time merger costs of $2.4 million (pre-tax) related to the acquisition of FC Banc Corp, 2015 net income includes one-time merger costs of $308 thousand (pre-tax) related to the acquisition of Lake National Bank and YTD 2016 net income includes one-time merger costs of $227 thousand (pre-tax) related to the Lake National Bank acquisition, core processing conversion costs of $1.6 million (pre-tax) , and prepayment penalties for long-term borrowings of $1.5 million (pre-tax) partially offset by net realized gain on securities of $1.0 24 million (pre-tax)

Stable Net Interest Margin 6.00 5.23 5.00 4.84 4.42 4.43 4.32 4.27 4.15 4.00 3.65 3.82 3.73 3.70 3.00 3.59 3.49 3.47 2.00 1.78 1.00 1.44 1.08 0.79 0.71 0.71 0.68 0.00 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 Net Interest Margin Yield on Interest Earning Assets Cost of Interest Bearing Liabilities 25

Superior Asset Quality 0 0 0 0 NPAs/Assets Allowance for Loan Losses/ 1.09 Gross Loans 0.93 1.48 1.51 0.85 1.35 1.28 1.25 1.06 0.61 0.58 0.97 0.47 0.54 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 0 0 0 0 NCOs/Average Loans Texas Ratio 0.56 0.55 18.85 16.90 14.82 14.25 14.00 0.38 0.39 11.90 0.27 0.21 0.22 6.41 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y YTD 2016 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 0 Source: SNL Financial. NPAs excluded restructured loans. Texas ratio defined as NPA & Loans 90+/ Tangible Common Equity* + Allowance for Loan Losses. * Please see the Appendix for a reconciliation of non-GAAP financial information 26

Strong Capital Levels 0 0 0 0 Tangible Common Tier 1 Risk Based Ratio Equity/Tangible Assets* 14.13 13.89 14.03 7.88 13.06 7.61 7.63 7.64 12.51 12.14 7.05 7.32 11.75 6.34 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 0 0 0 0 0 Leverage Ratio Total Risk Based Ratio 8.81 8.73 15.38 15.14 15.28 14.30 8.62 13.72 13.18 12.70 8.39 8.22 8.06 7.96 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2Q16 0 * Please see the Appendix for a reconciliation of non-GAAP financial information. 27

Non-GAAP Financial Reconciliation

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of shareholders' equity. Tangible assets is calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition because, in the case of the tangible common equity to tangible assets ratio, the ratio is an additional measure used to assess capital adequacy and, in the case of tangible book value per share, tangible book value per share is an additional measure used to assess the Corporation's value. Because not all companies use the same calculations of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except share and per share data).

($ in thousands)	2010	2011	2012	2013	2014	2015	Quarter Ended 6/30/2016
Total Shareholders' Equity	$109,645	$131,889	$145,364	$164,911	$188,548	$201,913	$210,938
Less Goodwill	10,821	10,821	10,946	27,194	27,194	27,194	27,194
Less Core Deposit Intangible	-	-	-	4,583	3,403	2,395	1,964
Tangible Common Equity	$98,824	$121,068	$134,418	$133,134	$157,951	$172,324	$181,780
Total Assets	$1,413,511	$1,602,207	$1,773,079	$2,131,289	$2,189,213	$2,285,136	$2,336,392
Less Goodwill	10,821	10,821	10,946	27,194	27,194	27,194	27,194
Less Core Deposit Intangible	-	-	-	4,583	3,403	2,395	1,964
Tangible Assets	$1,402,690	$1,591,386	$1,762,133	$2,099,512	$2,158,616	$2,255,547	$2,307,234
Total Shareholders' Equity / Total Assets	7.76%	8.23%	8.20%	7.74%	8.61%	8.84%	9.03%
Tangible Common Equity / Tangible Assets	7.05%	7.61%	7.63%	6.34%	7.32%	7.64%	7.88%
Tangible Book Value per Share	$8.08	$9.78	$10.77	$9.23	$10.97	$11.96	$12.57
Ending Shares Outstanding	12,237,261	12,377,318	12,475,904	14,427,780	14,404,416	14,407,980	14,462,007

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CNB Peers $1 to $5 billion

Institution Name	Total Assets MRQ	City	State
TrustCo Bank Corp NY	4,830,913	Glenville	NY
Sandy Spring Bancorp, Inc.	4,739,449	Olney	MD
Republic Bancorp, Inc.	4,646,922	Louisville	KY
Kearny Financial Corp.	4,486,009	Fairfield	NJ
Lakeland Bancorp, Inc.	4,467,860	Oak Ridge	NJ
ConnectOne Bancorp, Inc.	4,262,914	Englewood Cliffs	NJ
Century Bancorp, Inc.	4,190,312	Medford	MA
Lakeland Financial Corporation	3,937,304	Warsaw	IN
Community Trust Bancorp, Inc.	3,895,322	Pikeville	KY
Washington Trust Bancorp, Inc.	3,838,210	Westerly	RI
City Holding Company	3,829,666	Charleston	WV
Camden National Corporation	3,762,546	Camden	ME
Meridian Bancorp, Inc.	3,729,455	Peabody	MA
Northfield Bancorp, Inc.	3,672,616	Woodbridge	NJ
Oritani Financial Corp.	3,603,374	Township of Washington	NJ
Financial Institutions, Inc.	3,516,572	Warsaw	NY
Peapack-Gladstone Financial Corporation	3,465,997	Bedminster	NJ
MainSource Financial Group, Inc.	3,414,276	Greensburg	IN
Peoples Bancorp Inc.	3,294,929	Marietta	OH
Bryn Mawr Bank Corporation	3,090,090	Bryn Mawr	PA
First Financial Corporation	2,939,240	Terre Haute	IN
German American Bancorp, Inc.	2,866,727	Jasper	IN
Univest Corporation of Pennsylvania	2,824,777	Souderton	PA
Stock Yards Bancorp, Inc.	2,824,107	Louisville	KY
First Connecticut Bancorp, Inc.	2,779,224	Farmington	CT
Horizon Bancorp	2,627,918	Michigan City	IN
OceanFirst Financial Corp.	2,588,447	Toms River	NJ
Arrow Financial Corporation	2,540,242	Glens Falls	NY
Enterprise Bancorp, Inc.	2,433,053	Lowell	MA
First Defiance Financial Corp.	2,409,599	Defiance	OH
Blue Hills Bancorp, Inc.	2,240,761	Norwood	MA
Sun Bancorp, Inc.	2,169,750	Mount Laurel	NJ

Institution Name	Total Assets MRQ	City	State
United Community Financial Corp.	2,080,542	Youngstown	OH
BSB Bancorp, Inc.	1,979,097	Belmont	MA
Farmers National Banc Corp.	1,925,119	Canfield	OH
Hingham Institution for Savings	1,918,665	Hingham	MA
Peoples Financial Services Corp.	1,911,610	Scranton	PA
Merchants Bancshares, Inc.	1,898,710	South Burlington	VT
ESSA Bancorp, Inc.	1,763,289	Stroudsburg	PA
Farmers Capital Bank Corporation	1,754,983	Frankfort	KY
BCB Bancorp, Inc.	1,706,148	Bayonne	NJ
First Internet Bancorp	1,702,468	Fishers	IN
Chemung Financial Corporation	1,683,480	Elmira	NY
Bar Harbor Bankshares	1,622,493	Bar Harbor	ME
First Bancorp, Inc.	1,621,454	Damariscotta	ME
Old Line Bancshares, Inc.	1,590,031	Bowie	MD
Summit Financial Group, Inc.	1,565,181	Moorefield	WV
SI Financial Group, Inc.	1,508,207	Willimantic	CT
Codorus Valley Bancorp, Inc.	1,504,065	York	PA
Premier Financial Bancorp, Inc.	1,503,482	Huntington	WV
MutualFirst Financial, Inc.	1,499,232	Muncie	IN
Bankwell Financial Group, Inc.	1,420,210	New Canaan	CT
Westfield Financial, Inc.	1,368,944	Westfield	MA
Civista Bancshares Inc.	1,359,911	Sandusky	OH
Penns Woods Bancorp, Inc.	1,346,482	Williamsport	PA
First United Corporation	1,325,295	Oakland	MD
LCNB Corp.	1,312,635	Lebanon	OH
Orrstown Financial Services, Inc.	1,287,279	Shippensburg	PA
Clifton Bancorp Inc.	1,253,127	Clifton	NJ
Community Financial Corporation	1,233,401	Waldorf	MD
Citizens & Northern Corporation	1,231,018	Wellsboro	PA
ACNB Corporation	1,152,354	Gettysburg	PA
Unity Bancorp, Inc.	1,128,370	Clinton	NJ
Shore Bancshares, Inc.	1,125,690	Easton	MD

Source: SNL Financial at of June 30, 2016 or most recent quarter. Peers consisting of banks headquartered in the Northeast, as well as OH, WV, IN, and KY (states bordering CNB footprint), excluding metro markets, with total assets between $1 billion and $5 billion who are traded on a national exchange.

CNB FINANCIAL CORPORATION

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